TheStreet Reports First Quarter 2012 Results

NEW YORK (May 3, 2012) – TheStreet (NASDAQ: TST), a leading digital financial media company, today reported financial results for the first quarter of 2012.  The Company reported revenue of $12.8 million, a net loss of $4.4 million and Adjusted EBITDA(1) loss of $1.0 million for the quarter.

The Company’s revenue was $12.8 million for the first quarter, a decrease of 9% compared to the first quarter of 2011. Premium Services revenue was $9.2 million for the first quarter of 2012, a decrease of 4% compared to the prior year period.  Media (previously referred to as Marketing Services) revenue was $3.6 million for the first quarter of 2012, a decrease of 20% compared to the prior year period.

“The macro-environment has been challenging recently for our businesses, but we have valuable, scalable businesses and we are keenly focused on improving our execution both on the revenue and expense sides,” said Elisabeth DeMarse, the Company’s Chief Executive Offer and President.  “In my first few weeks at TheStreet, we diligently have taken several measures to bring our cost structure in line with current revenue levels, such as pivoting more towards a contributor/freelance model with a select few full time editorial staff, a strategy I have successfully implemented previously.  We will continue to focus on implementing other initiatives to grow and improve the Company’s operations and create value.  I couldn’t be more excited about the core assets we have to work with as I focus my energy on maximizing the monetization of these assets,” concluded DeMarse.

Selected Operating Results of First Quarter 2012

•	TheStreet Business Desk service has been successfully implemented in approximately 270 of the nearly 400 newspapers under contract, notably the Denver Post and San Jose Mercury News.

•	Average monthly unique visitors to the Company’s network of sites, as measured internally, increased approximately 8% as compared to the prior year period.

•	Premium Services bookings decreased 22% as compared to the prior year period.

•	The average number of paid subscriptions was 83,154 compared to an average of 92,228 in the first quarter of 2011.

•	Average monthly churn(2) increased to 5.1% compared to 3.4% in the first quarter of 2011.

Operating expenses in the first quarter of 2012 were $17.3 million, an increase of 2% as compared to the prior year period.  Excluding the restructuring charge of $1.7 million, operating expenses decreased 8% compared to the prior year period.

The Company’s net loss was $4.4 million in the first quarter of 2012 as compared to a net loss of $2.6 million in the first quarter of 2011.  Excluding the restructuring charge of $1.7 million, net loss was $2.7 million, an increase of 3% compared to the prior year period.  The Company reported diluted net loss per share attributable to common stockholders of $0.14 in the first quarter of 2012, as compared to $0.09 in the first quarter of 2011.

Adjusted EBITDA was a loss of $1.0 million in the first quarter of 2012, as compared to a loss of $0.5 million in the same period last year.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $71.0 million, a decrease of $4.3 million as compared to December 31, 2011.

The Company paid a dividend of 2.5 cents per share during the quarter.

Conference Call Information

TheStreet will discuss its financial results for the first quarter today at 4:30 p.m. ET.

To participate in the call, please dial 800-649-5127 (domestic) or 914-495-8549 (international).  The passcode for the call is 73333145.  This call is being webcast and can be accessed in the Investor Relations section of TheStreet website at www.t.st.

An audio replay of the conference call also will be available approximately two hours after the conclusion of the call.  The audio replay will remain available until Wednesday, May 9, 2012 at 11:59 p.m. ET and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the replay passcode 73333145. A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately ninety calendar days.

 About TheStreet

TheStreet, Inc. is a leading digital financial media company that distributes its content through online, social media, tablet and mobile channels. The Company's network of brands include: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS, Options Profits, Chat on TheStreet, MainStreet and Rate-Watch. For more information on TheStreet's business, visit www.t.st. For financial and business news, actionable trading ideas, stock quotes and more, visit TheStreet.com via your web browser, follow TheStreet on Facebook and Twitter, visit TheStreet.mobi from your mobile device and access TheStreet through all major tablet platforms.

(1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company uses non-GAAP measures of certain components of financial performance, including "EBITDA," "Adjusted EBITDA" and "free cash flow."  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and other items affecting comparability.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  "Free cash flow" means net loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

 (2) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:
Thomas Etergino
Executive Vice President, Chief Financial Officer
TheStreet, Inc.
212-321-5234
ir@thestreet.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
ir@thestreet.com

THESTREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2012	December 31,2011
Current Assets:
Cash and cash equivalents	$19,256,130	$44,865,191
Accounts receivable, net of allowance for doubtful
accounts of $140,026 at March 31, 2012 and $158,870 at
December 31, 2011	5,638,503	6,225,424
Marketable securities	15,974,752	20,895,238
Other receivables	271,374	356,219
Prepaid expenses and other current assets	1,690,024	1,421,955
Restricted cash	660,370	660,370
Total current assets	43,491,153	74,424,397

Property and equipment, net of accumulated depreciation
and amortization of $14,441,088 at March 31, 2012
and $13,466,365 at December 31, 2011	7,345,141	8,494,648
Marketable securities	34,083,681	7,894,365
Other assets	136,978	172,055
Goodwill	24,057,616	24,057,616
Other intangibles, net of accumulated amortization of $5,825,510
at March 31, 2012 and $5,529,730 at December 31, 2011	5,074,355	5,370,135
Restricted cash	1,000,000	1,000,000
Total assets	$115,188,924	$121,413,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,344,854	$2,305,589
Accrued expenses	6,594,508	7,970,802
Deferred revenue	18,280,371	17,625,666
Other current liabilities	585,065	509,214
Total current liabilities	27,804,798	28,411,271
Deferred tax liability	288,000	288,000
Other liabilities	4,299,160	4,569,497
Total liabilities	32,391,958	33,268,768

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at March 31, 2012 and December 31, 2011;
the aggregate liquidation preference totals $55,000,000 as of
March 31, 2012 and December 31, 2011	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 39,419,851 shares issued and 32,736,948
shares outstanding at December 31, 2011, and 38,461,595
shares issued and 32,131,188 shares outstanding at
December 31, 2011	394,199	384,616
Additional paid-in capital	269,989,546	270,230,246
Accumulated other comprehensive income	(340,686)	(394,600)
Treasury stock at cost; 6,682,903 shares at March 31, 2012
and 6,330,407 shares at December 31, 2011	(11,743,650)	(11,010,149)
Accumulated deficit	(175,502,498)	(171,065,720)
Total stockholders' equity	82,796,966	88,144,448

Total liabilities and stockholders' equity	$115,188,924	$121,413,216

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2012	2011
Net revenue:
Premium services	$9,189,981	$9,609,501
Media	3,625,846	4,511,380
Total net revenue	12,815,827	14,120,881

Operating expense:
Cost of services	6,435,162	6,959,048
Sales and marketing	4,090,249	4,370,773
General and administrative	3,822,521	4,008,666
Depreciation and amortization	1,287,262	1,620,849
Restructuring and other charges	1,713,498	-
Total operating expense	17,348,692	16,959,336
Operating loss	(4,532,865)	(2,838,455)
Net interest income	96,087	198,027
Loss from continuing operations before income taxes	(4,436,778)	(2,640,428)
Provision for income taxes	-	-
Loss from continuing operations	(4,436,778)	(2,640,428)
Discontinued operations:
Loss from discontinued operations	-	(1,616)
Net loss	(4,436,778)	(2,642,044)
Preferred stock cash dividends	96,424	96,424
Net loss attributable to common stockholders	$(4,533,202)	$(2,738,468)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.14)	$(0.09)
Loss from discontinued operations	-	(0.00)
Net loss	(0.14)	(0.09)
Preferred stock dividends	(0.00)	(0.00)
Net loss attributable to common stockholders	$(0.14)	$(0.09)

Weighted average basic and diluted shares outstanding	32,342,541	31,880,600

Net loss	$(4,436,778)	$(2,642,044)
Net interest income	(96,087)	(198,027)
Depreciation and amortization	1,287,262	1,620,849
EBITDA	(3,245,603)	(1,219,222)
Noncash compensation	532,908	721,115
Restructuring and other charges	1,713,498	-
Transaction related costs	1,469	20,000
Adjusted EBITDA	$(997,728)	$(478,107)

THESTREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2012	2011
Cash Flows from Operating Activities:
Net loss	$(4,436,778)	$(2,642,044)
Loss from discontinued operations	-	1,616
Loss from continuing operations	(4,436,778)	(2,640,428)
Adjustments to reconcile loss from continuing operations
to net cash provided by operating activities:
Stock-based compensation expense	532,908	721,115
Restructuring and other charges	847,980	-
Provision for doubtful accounts	65,769	53,142
Depreciation and amortization	1,287,262	1,620,849
Deferred rent	(79,989)	335,737
Noncash barter activity	48,183	-
Changes in operating assets and liabilities:
Accounts receivable	521,152	(17,429)
Other receivables	84,845	96,990
Prepaid expenses and other current assets	(544,764)	(75,925)
Other assets	28,186	(9,173)
Accounts payable	39,265	(1,346,943)
Accrued expenses	(1,386,689)	(2,925,746)
Deferred revenue	507,501	2,947,216
Other current liabilities	75,207	22,519
Net cash provided by continuing operations	(2,409,962)	(1,218,076)
Net cash used in discontinued operations	-	(2,257)
Net cash provided by operating activities	(2,409,962)	(1,220,333)

Cash Flows from Investing Activities:
Purchase of marketable securities	(35,700,010)	(9,172,053)
Sale of marketable securities	14,485,094	13,521,347
Capital expenditures	(486,657)	(490,953)
Net cash provided by (used in) investing activities	(21,701,573)	3,858,341

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(802,601)	(862,132)
Cash dividends paid on preferred stock	(96,424)	(96,424)
Proceeds from the sale of common stock	135,000	-
Purchase of treasury stock	(733,501)	(233,533)
Net cash used in financing activities	(1,497,526)	(1,192,089)
Net increase (decrease) in cash and cash equivalents	(25,609,061)	1,445,919
Cash and cash equivalents, beginning of period	44,865,191	20,089,660
Cash and cash equivalents, end of period	$19,256,130	$21,535,579

Supplemental disclosures of cash flow information:

Cash payments made for interest	$-	$-
Cash payments made for income taxes	$-	$-

Net loss	$(4,436,778)	$(2,642,044)
Noncash expenditures	2,702,113	2,730,843
Changes in operating assets and liabilities	(675,297)	(1,309,132)
Capital expenditures	(486,657)	(490,953)
Free cash flow	$(2,896,619)	$(1,711,286)